                                                                                                                      EXHIBIT 99.1
                                                     NATIONAL DATA CORPORATION
                                       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                               (In Thousands Except Per Share Data)

                                                   Fiscal Year 1997                                     Fiscal Year 1998
                                 ----------------------------------------------------   --------------------------------------------

                                   Q1         Q2         Q3         Q4        FY 97          Q1         Q2         Q3         YTD
                                 ----------------------------------------------------   --------------------------------------------
Revenue:
Health Information Services      $ 57,140   $ 62,101   $ 72,140   $ 76,107   $267,488    $ 75,302   $ 72,499   $ 99,989   $247,790
Integrated Payment Systems         31,926     31,732     32,554     35,265    131,477      38,830     38,742     39,685    117,257
Global Payment Systems             36,468     35,359     38,184     39,786    149,797      40,360     39,835     38,670    118,865
Intercompany                       (5,297)    (5,949)    (6,095)    (6,254)   (23,595)     (6,588)    (6,751)    (6,798)   (20,137)
                                 ----------------------------------------------------   --------------------------------------------
Total                            $120,237   $123,243   $136,783   $144,904   $525,167    $147,904   $144,325   $171,546   $463,775

Cost of service                    60,704     62,595     67,447     73,507    264,399      75,053     73,785     83,986    232,824
Sales general and
 administrative                    44,383     45,201     51,024     49,951    190,559      51,052     55,670     59,659    166,381
Non-recurring charges               1,200      7,553        750          0      9,503           0          0    120,163    120,163
                                 ----------------------------------------------------   --------------------------------------------
                                  106,287    115,349    119,221    123,457    464,461     126,105    129,455    263,808    519,368

Operating income (loss)            13,950      7,894     17,562     21,446     60,853      21,799     14,870    (92,262)   (55,593)

Interest and other income             469        985        804        428      2,686         484        456        316      1,256
Interest and other expense         (1,161)    (1,721)    (2,803)    (2,929)    (8,614)     (3,029)    (3,040)    (3,606)    (9,675)
Minority interest                    (498)      (186)      (348)      (662)    (1,694)       (701)      (607)      (584)    (1,892)
                                 ----------------------------------------------------   --------------------------------------------
                                   (1,190)      (922)    (2,347)    (3,163)    (7,622)     (3,246)    (3,191)    (3,874)   (10,311)

Income (loss) before income
 taxes                             12,760      6,972     15,215     18,283     53,230      18,553     11,679    (96,136)   (65,904)
Provision (benefit) for
 income taxes                       7,271      4,377      5,490      6,694     23,832       6,963      4,617        176     11,756
                                 ----------------------------------------------------   --------------------------------------------

Net income (loss)                  $5,489     $2,595     $9,725    $11,589    $29,398     $11,590     $7,062   $(96,312)  $(77,660)
                                 ====================================================   ============================================

Basic earnings (loss) per share     $0.18      $0.09      $0.32      $0.38      $0.96       $0.38      $0.23     $(2.89)    $(2.45)
                                 ====================================================   ============================================

Diluted earnings (loss) per
 share                              $0.17      $0.08      $0.30      $0.36      $0.91       $0.36      $0.22     $(2.89)    $(2.45)
                                 ====================================================   ============================================